Exhibit 35.3

                             ANNUAL CERTIFICATION OF
                              THE INDENTURE TRUSTEE

Re: GE DEALER FLOORPLAN MASTER NOTE TRUST

                                                           Dated: March 15, 2007

      Wilmington Trust Company, not in its individual capacity but solely as indenture trustee (the "Indenture Trustee"), certifies to CDF Funding, Inc. (the "Transferor"), its officers and GE Dealer Floorplan Master Note Trust (the "Issuer"), with the knowledge and intent that they will rely upon this certification, that:

            (1) It has reviewed the report on assessment of the Indenture Trustee's compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), and the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report") that were delivered by the Indenture Trustee to the Transferor pursuant to the Master Indenture dated as of August 12, 2004 (as amended, supplemented or otherwise modified from time to time, the "Master Indenture"), by and between the Issuer and the Indenture Trustee (collectively, the "Indenture Trustee Information") in making such statement, the Indenture Trustee makes no representation or warranty as to any information prepared or provided to it by a third person and upon which it relied in preparing our information;

            (2) To the best of its knowledge, the Indenture Trustee Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Indenture Trustee Information; and

            (3) To the best of its knowledge, all of the Indenture Trustee Information required to be provided by the Indenture Trustee under the Master Indenture has been provided to the Transferor.

                             WILMINGTON TRUST COMPANY, not in its
                             individual capacity but solely as Indenture Trustee

                             By: /s/ Erwin M. Soriano
                             ---------------------------------------------------
                             Name:  Erwin M. Soriano
                             Title: Assistant Vice President